Exhibit 99.1

China Architectural Engineering Reports Significant Gains in
Revenues and Earnings for First Quarter 2008

International Expansion Strategy Drives 76% Year-over-Year Rise in Sales and
Tripling of Net Income; Gross Margins Widen to 33% from 20%

ZHUHAI, China & LOS ANGELES--(BUSINESS WIRE)--China Architectural Engineering, Inc. (CAE) (AMEX:RCH - News), a leader in the design, engineering, fabrication and installation of high-end building envelope systems, today reported record financial results for the Company’s first quarter ended March 31, 2008. Revenues, gross margins, net income and earnings per share all rose substantially, driven primarily by the Company’s expansion into higher-margin markets outside of China.

Revenues for the first quarter ended March 31, 2008 totaled $25.35 million, an increase of 76% from $14.43 million reported in the first quarter of 2007. The Company attributed the increase largely to the ongoing success of its international expansion strategy. Net income for the first quarter of 2008 was $5.17 million, or $0.09 per fully diluted share, up 205% (200% on a per-share basis) from $1.70 million, or $0.03 cents per fully diluted share, in the first quarter of 2007.

Gross profit for the first quarter of 2008 was $8.45 million, up 190% from $2.90 million in the first quarter of 2007. Gross margin rose to 33% in the latest quarter from 20% a year earlier. CAE attributed the rise to the growth in higher-margin projects outside of China.

Sales, general and administrative (SG&A) expenses rose to $3.00 million in the first quarter of 2008 from $874,375 in the first quarter of 2007. As with revenues and margins, the rise in SG&A was due largely to the Company’s international expansion strategy, which led to increased expenses related to new staff, offices and other costs related to the initial start-up of CAE’s new international operations. Despite the higher SG&A, operating income in the first quarter of 2008 rose by 169%, to $5.45 million from $2.02 million in the first quarter of 2007.

Ken Yi Luo, China Architectural Engineering’s Chairman and CEO, commented, “Our results for the first quarter of 2008 confirm that CAE is now a company of true global reach, capable of serving the world’s most vibrant construction markets. In addition to China, we have established ongoing operations in the Persian Gulf region and the United States - where we were just awarded our first contract, for $11.6 million, to build a curtain-wall system at a luxury condominium project in Manhattan. Our China business also remains strong, as was evidenced by our recent announcement of a $15 million contract award for work at the ‘Silicon Valley’ project in the city of Guangzhou.”

Conference Call and Webcast Information

The Company will host a conference call at 11:00 a.m. ET today, May 14, 2008, to discuss today’s financial results. To listen to the call live, please tune into the webcast via the investor relations section of Company’s website at www.caebuilding.com or by dialing 877-407-8035 or 201-689-8035 for international callers and asking for the China Architectural Engineering, Inc. earnings call. Please call at least 10 minutes prior to the start time.

To be added to China Architectural Engineering’s investor lists, please contact Haris Tajyar at htajyar@irintl.com or at 818-382-9702.

About China Architectural Engineering

China Architectural Engineering, Inc. (CAE) (AMEX:RCH - News), which began operations in 1992, has maintained a leading position in the global commercial construction industry by providing timely, high-quality, reliable, fully integrated and cost-effective service solutions to its clients utilizing specialized technical expertise in the design, engineering, fabrication and construction of structural exterior cladding systems. It specializes in high-end curtain wall systems (including glass, stone & metal curtain walls), roofing systems, steel construction systems, eco-energy saving building conservation systems and related products, for public works and commercial real estate projects.

CAE has worked with world-renowned architects and building engineers from China and other countries and has completed over 100 large, complex and unique projects throughout China, Hong Kong, Macau, Australia and Southeast Asia, including numerous award-winning landmark buildings in many of Asia's major cities. It is now capitalizing on its industry-leading expertise by expanding aggressively beyond China into some of the most active construction markets in the world, including the Middle East, Central Asia, United States and Eastern Europe. For further information on China Architectural Engineering please visit www.caebuilding.com.

Forward Looking Statements: In addition to historical information, the statements set forth above include forward-looking statements that may involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, uncertainty of contract negotiations and payments under existing contracts, the Company’s dependence on government contracts, changes in the laws of the PRC that affect the Company’s operations, fluctuation and unpredictability of costs related to the Company’s products and services, the Company’s dependence on the steel and aluminum markets, reduction or reversal of the Company’s recorded revenue or profits due to “percentage of completion” method of accounting and expenses and costs associated with the issuance of convertible bonds. The forward-looking statements are also identified through use of the words “believe,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company’s reports and other filings with the Securities and Exchange Commission.

CHINA ARCHITECTURAL ENGINEERING, INC. CONSOLIDATED STATEMENTS OF INCOME FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2008 AND 2007 (STATED IN US DOLLARS) (UNAUDITED)

	Three Months Ended March 31,
	2008	2007

Contract revenues earned	$25,349,306	$14,430,092

Cost of contract revenues earned	(16,903,754)	(11,532,607)

Gross profit	$8,445,552	$2,897,485

Selling, general and administrative expenses	(3,000,425)	(874,375)

Income from operations	$5,445,127	$2,023,110

Interest income	6,963	3,637
Interest expense	(334,137)	(4,080)
Other income	111,162

Income before taxation	$5,229,115	$2,022,667

Income tax	(47,367)	(327,048)
Equity loss and minority interests	(8,030)	-

Net income	$5,173,718	$1,695,619

Earnings per share:
Basic	$0.10	$0.03
Diluted	$0.09	$0.03

Weighted average shares outstanding:
Basic	51,783,416	50,000,000
Diluted	55,489,023	50,000,000

Note: The notes in the Company’s Form 10-Q are an integral part of these financial statements.

CHINA ARCHITECTURAL ENGINEERING, INC.

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2008 AND DECEMBER 31, 2007
(STATED IN US DOLLARS)

	March 31, 2008	December 31, 2007
	(unaudited)	(audited)
ASSETS
Current assets
Cash and cash equivalents	$5,950,336	$4,040,168
Restricted cash	661,340	595,016
Contract receivables, net	31,867,941	13,047,559
Costs and earnings in excess of billings	49,507,336	57,488,693
Job disbursements advances	2,218,256	2,454,106
Tender and other site deposits	341,950	83,046
Other receivables	7,850,316	6,640,865
Inventories	342,088	528,743
Other current assets	-	109,533
Total current assets	98,739,563	84,987,729

Non-current assets
Plant and equipment, net	2,859,357	2,582,554
Intangible Assets	54,231	70,386
Organization cost	-	92,741
Goodwill	7,995,896	7,995,896
Other non-current asset	7,527	7,505

TOTAL ASSETS	$109,656,574	$95,736,811

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term bank loans	$2,327,595	$2,578,550
Accounts payable	22,841,062	18,737,771
Amount due to shareholder	1,953,804	1,334,856
Other payables	10,633,862	9,193,186
Income tax payable	2,639,710	2,673,643
Business and other taxes payable	3,503,438	3,538,336
Customers’ deposits	67,110	757,079
Other Accrual	360,270	499,684
Total current liabilities	44,326,851	39,313,105

Note: The notes in the Company’s Form 10-Q are an integral part of these financial statements.

	March 31, 2008	December 31, 2007

Non-current liabilities
Long term bank loans	$1,977,700	$443,881
Convertible bond payable, net	5,871,428	3,465,741
Minority interest	37,264	49,482

TOTAL LIABILITIES	$52,213,243	$43,272,209

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2008 and December 31, 2007; Common stock, $0.001 par value, 100,000,000 shares authorized, 51,783,416 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	$51,784	$51,784
Additional paid in capital	21,594,712	23,665,558
Statutory reserves	3,040,595	3,040,595
Accumulated other comprehensive income	3,768,686	1,892,829
Retained earnings	28,987,554	23,813,836
	57,443,331	52,464,602
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$109,656,574	$95,736,811

Note: The notes in the Company’s Form 10-Q are an integral part of these financial statements.

Contact:
At Investor Relations Intl:
Haris Tajyar, Managing Partner
818-382-9702
htajyar@irintl.com